Exhibit 1



                            ARTICLES OF INCORPORATION

                                       OF

                              CONCORDE FUNDS, INC.
                                  (as amended)

             The undersigned, a natural person of the age of eighteen years or more, acting as sole incorporator of a corporation under the Texas Business Corporation Act (the "Act"), hereby adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

             The name of the corporation (which is hereinafter called the "Corporation") is CONCORDE FUNDS, INC.

                                   ARTICLE II

             The period of existence is perpetual.

                                   ARTICLE III

             The purpose or purposes for which the Corporation is organized are:

             A. To engage in the business of a diversified open-end management investment company.

             B. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Article III, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or in any property or assets) created or issued by any person, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof.

             C. To deposit its funds from time to time in such checking account or accounts as may be reasonably required, and to deposit its funds at interest in a bank, savings bank or trust company in good standing organized under the laws of the United States of America or any state thereof, or of the District of Columbia.

             D. To enter into, make and perform contracts of every kind and description.

             E.   To hold property without restriction or limit as to amount.

             F. To conduct research and investigations with respect to securities, organizations and business conditions in the United States and elsewhere; to secure information and advice pertaining to the investment and employment of the assets and funds of the Corporation and to pay compensation to others for the furnishing of any or all of the foregoing.

             G. To exercise in respect of all securities, property and assets owned by it, all rights, powers and privileges which could be exercised by any natural person owning the same securities, property or assets.

             H. To acquire all or any part of the good will, property or business of any firm, person, association or corporation heretofore or hereafter engaged in any business similar to any business which this Corporation has the power to conduct, and to hold, utilize, enjoy, and in any manner dispose of the whole or part of the rights, property and business so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

             I. To purchase, receive, or otherwise acquire, hold, own, pledge, transfer, or otherwise dispose of shares of its own capital stock, out of stated capital or any restricted surplus, as contemplated by
   Article 2.03(G) of the Act.

             J. To carry out all or any part of the aforesaid objects and purposes and to conduct its business in all or any of its branches in any or all states, territories, districts and possessions of the United States of America and in foreign countries; to maintain offices and agencies in any and all states, territories, districts and possessions of the United States of America and in foreign countries.

             K. To transact any or all lawful business for which corporations may be incorporated under the Act.

             The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any clause of this or any other Article of these Articles of Incorporation, or any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

             The Corporation shall be authorized to exercise and enjoy all the powers, rights and privileges granted to or conferred upon corporations of a similar character by the laws of the State of Texas now or hereafter enacted, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

             A. The aggregate number of shares which the Corporation shall have authority to issue is Thirty Million (30,000,000), consisting of one class only, designated as "Common Stock," of the par value of $1.00 per share and of the aggregate par value of Thirty Million
   Dollars ($30,000,000).

             B. The Corporation may issue and sell shares of its own Common Stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Texas, the Bylaws and these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of its Common Stock shall not be less than the par value thereof. Each share of the Common Stock of the Corporation now or hereafter issued shall be subject to redemption by the shareholders of the Corporation and, subject to the suspension of such rights of redemption as provided in the Bylaws, each holder of the Common Stock of the Corporation, upon request to the Corporation and after complying with any and all redemption procedures set forth in the Bylaws or otherwise established by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares of Common Stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares. Any shares of its Common Stock redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares. Payment of the redemption price for such shares may be paid in cash or assets of the Corporation other than cash in accordance with procedures set forth in the Bylaws or otherwise established by the Board of Directors. The method of computing net asset value of shares of the Common Stock of the Corporation for purposes of the issuance and sale thereof or the redemption by the Corporation and the time as of which such net asset value shall be computed shall be as set forth in the Bylaws.

             C. If, at any time when a request for transfer or redemption of the Corporation's shares of Common Stock is received by the Corporation or its agent, the value (computed as set forth in the Bylaws) of the shares in a shareholder's account is less than One Thousand
   Dollars ($1,000), after giving effect to such transfer or redemption, the Corporation may cause the remaining shares in such shareholder's account to be redeemed in accordance with such procedures as the Board of Directors shall adopt.

                                    ARTICLE V

             Holders of shares of capital stock of the Corporation shall not have any preemptive right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire such shares.

                                   ARTICLE VI

             The Corporation will not commence business until it has received for the issuance of shares of Common Stock consideration of the value of at least One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

                                   ARTICLE VII

             The number of directors constituting the Board of directors shall initially be five (5), and the names and addresses of the initial directors are:

          Name                                   Address

    Hugh E. Hackney                          Suite 1400, Bryan Tower
                                             Dallas, Texas  75201
    Gilbert F. Hartwell                      6810 Larkwood Street
                                             Houston, Texas  77074

    Margaret T. Miller                       1500 Three Lincoln Centre
                                             5430 LBJ Freeway
                                             Dallas, Texas  75240

    J. Richard Rolater                       1500 Three Lincoln Centre
                                             5430 LBJ Freeway
                                             Dallas, Texas  75240

    Gary B. Wood, Ph.D.                      1500 Three Lincoln Centre
                                             5430 LBJ Freeway
                                             Dallas, Texas  75240

   Thereafter, the number of directors shall be such number (not less than three) as is fixed from time to time by the Bylaws of the Corporation.

                                  ARTICLE VIII

             The post office address of the initial registered office of the Corporation is 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas,
   Texas 75240, and the name of is initial registered agent at such address is Gary B. Wood, Ph.D.

                                   ARTICLE IX

             The name and address of the sole incorporator is:

                   Name                        Address

           Gary B. Wood, Ph.D.            1500 Three Lincoln Centre
                                          5430 LBJ Freeway
                                          Dallas, Texas  75240


                                    ARTICLE X

             The following provisions define, limit and regulate the powers of the Corporation, the Board of Directors and the shareholders:

             A. The Board of Directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of Common Stock, and may, in addition, require such orders to be in such minimum amounts as it shall determine.

             B. The holders of any fractional shares of Common Stock shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise voting rights with respect thereto.

             C. The Board of Directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both; and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

             D. Each holder of record of stock of this Corporation shall be entitled to one (1) vote for each share thereof standing registered in his name on the books of the Corporation. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him for him for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

             E. The Board of Directors shall have power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by law; and except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

                                   ARTICLE XI

             The Corporation reserves the right to enter into, from time to time, investment advisory and administration agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property and the furnishing of clerical and administrative services to the Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act of 1940.

             The Corporation may designate distributors, custodians, transfer agents, registrars and/or dividend disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such distributor, custodian, transfer agent, registrar and/or dividend disbursing agent.

             Executed this ____ day of _________, 1987.



                                      _______________________________________
                                      Gary B. Wood, Ph.D.
                                      Sole Incorporator

                              STATEMENT OF CREATION
                       OF SERIES OF SHARES OF COMMON STOCK
                                       OF
                            CONCORDE VALUE FUND, INC.

                                 _______________


             The undersigned officer of Concorde Value Fund, Inc., a Texas corporation registered as an open-end investment company under the Investment Company Act of 1940 (the "Corporation"), does hereby certify:

             FIRST: That the name of the corporation is CONCORDE VALUE FUND, INC. (the "Corporation").

             SECOND: That, pursuant to Article 2.12.C of the Texas Business Corporation Act, the Board of Directors of the Corporation adopted the following resolutions to establish series of shares of the Corporation's Common Stock:

             RESOLVED, that pursuant to Article 2.12C.(1) of the Texas Business Corporation Act, the following number of authorized and unissued shares of Common Stock of the Corporation be, and hereby are, divided into and classified as the series set forth below, with each representing interests in the respective fund set forth next to the respective series, and each such series having all of the preferences, limitations and relative rights set forth below:
            Series                   Fund                   Shares

              A               Concorde Value Fund          9,000,000
              B              Concorde Income Fund         10,000,000

             FURTHER RESOLVED, that all shares of Common Stock of the Corporation issued and outstanding immediately prior to the effective date of these resolutions as an amendment to the Corporation's Articles of Incorporation shall be reclassified as Series A Common Stock and shall have all of the preferences, limitations and relative rights of such series.

             FURTHER RESOLVED, that each series of Common Stock now or hereafter created shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption:

                  1. Each holder of shares of Common Stock of the Corporation, irrespective of the series, shall be entitled to one (1) vote for each full share (and a fractional vote for each fractional share) then standing in his or her name on the books of the Corporation; provided, however, that shares of any series of Common Stock owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation, shall not be voted at any meeting of shareholders. On any matter submitted to a vote of shareholders all shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, except that: (a) when otherwise expressly provided by the Texas Business Corporation Act, the Investment Company Act of 1940 and the regulations thereunder, or other applicable law, shares shall be voted by individual series; and (b) when the matter to be acted upon does not affect any interest of a particular series of the Corporation's Common Stock, then only shares of the affected series shall be entitled to vote thereon. At all elections of directors of the Corporation, each shareholder shall be entitled to vote the shares owned of record by him or her for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

                  2.   All consideration received by the
             Corporation for the issue or sale of shares of any series of the Corporation's Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of the Corporation's Common Stock with respect to which such assets, payment or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular series of the Corporation's Common Stock shall be allocable among any one or more series of the Corporation's Common Stock in such a manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

                  3. The assets belonging to any series of the Corporation's Common Stock shall be charged with the liabilities in respect of such series of the Corporation's Common Stock, and shall also be charged with the share of the general liabilities of the Corporation allocated to such series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to: (a) the amount of such liabilities, including the amount of accrued expenses and reserves; (b) any allocation of the same to a given series, and (c) whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series. Any liabilities which are not readily attributable to any particular series of the Corporation's Common Stock shall be allocable among any one or more series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

                  4.   Shares of a series of the Corporation's
             Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series; provided, however, that dividends and distributions on shares of a series of the Corporation's Common Stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined herein.

                  5.   In the event of the liquidation or
             dissolution of the Corporation, shareholders of a series of the Corporation's Common Stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular series, the assets belonging to such series, and the assets so distributable to the holders of any series of the Corporation's Common Stock shall be distributed among such holders in proportion to the number of shares of such series of the Corporation's Common Stock held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of the Corporation's Common Stock and available for distribution, such distribution shall be made to the holders of all series of the Corporation's Common Stock in proportion to the net asset value of the respective series of the Corporation's Common Stock determined as set forth in the Bylaws of the Corporation.

                  6. Each holder of shares of the Corporation's Common Stock, irrespective of the series, may, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other conversion procedures established by the Board of Directors, convert such shares into shares of any other series of the Corporation's Common Stock on the basis of their relative net asset values (determined in accordance with the Bylaws of the Corporation) less a conversion charge or discount determined by the Board of Directors. Any fee so imposed shall be uniform as to all shareholders.

             THIRD: That the Board of Directors of the Corporation duly adopted said resolutions by unanimous written consent dated October 13, 1995.

             FOURTH: That the resolutions were duly adopted by all necessary action on the part of the Corporation.

        Dated as of this 17th day of November, 1995

                                      CONCORDE VALUE FUND, INC.



                                      By:  /s/  Gary B. Wood
                                           Gary B. Wood, Ph.D.
                                           President